                                   CERTIFICATE

         The undersigned hereby certifies that she is the Secretary of Morgan
Stanley Information Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the
Trustees of the Trust on April 25, 2006, as provided in Section 9.3 of the said
Declaration, said Amendment to take effect on July 28, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 24th day of July, 2006.

                                               /s/ Mary E. Mullin
                                               ------------------
                                               Mary E. Mullin
                                               Secretary

                                    AMENDMENT

Dated:            July 24, 2006

To be Effective:  July 28, 2006

                                       TO

                         MORGAN STANLEY INFORMATION FUND

                              DECLARATION OF TRUST

                                      DATED

                                       ON

                                DECEMBER 8, 1994

            Amendment dated July 24, 2006 to the Declaration of Trust
             (the "Declaration") of Morgan Stanley Information Fund
                                  (the "Trust")
                             dated December 8, 1994

         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Technology Fund," such change to be effective on July 28, 2006;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                  "Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Technology Fund and so far as may be
                  practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name,
                  which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents,
                  employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the
                  Trust may hold its property and conduct its activities under such other name."

         2. Subsection (o) of Section 1.2 of Article I of the Declaration is
hereby amended so that that subsection shall read in its entirety as follows:

                  "Section 1.2. Definitions...

                  "(o) "Trust" means the Morgan Stanley Technology Fund.

         3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 24th day of July, 2006.

/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
-----------------------------            ------------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis                c/o Morgan Stanley Trust
& Frankel LLP                            Harborside Financial Center,
Counsel to the Independent               Plaza Two
Trustees                                 Jersey City, NJ
1177 Avenue of the Americas
New York, NY

/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
------------------------------           ------------------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
1031 N. Chartwell Court                  c/o Kramer Levin Naftalis & Frankel LLP
Salt Lake City, UT                       Counsel to the Independent Trustees
                                         1177 Avenue of the Americas
                                         New York, NY

/s/ James F. Higgins                     /s/ Manuel H. Johnson
------------------------------           ------------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick Group Inc.
Harborside Financial Center              888 16th Street, NW
Plaza Two                                Suite 740
Jersey City, NJ                          Washington, D.C.

/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
------------------------------           ------------------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY

/s/ Fergus Reid
------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY